ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number 20140376003-96
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/22/2014 3:13 PM
	Entity Number C6791-2001

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Broadleaf Capital Partners, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation - Series C Convertible Preferred Stock

3. Filing date of the original document for which correction is being made: 5-20-14

4. Description of the inaccuracy or defect:

There was a clerical error in the calculation of Voting Rights under Section 5.1, the number should have been 6 instead of 60.

5. Correction of the inaccuracy or defect:

5.1. General. On all matters, the holders of Series C Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series C Preferred Stock shall be counted on an "as converted" basis times 6. Notwithstanding the foregoing, to the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any proposal, action or amendment that solely affects the rights, powers, preferences, qualifications, powers or restrictions of the Series C Preferred Stock.

6. Signature:

X

Authorized Signature	Title *	Date
	Secretary	5-22-14

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.